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OWOSSO CORPORATION
EXHIBIT 11
COMPUTATION OF PER SHARE LOSS
--------------------------------------------------------------------------------------------------------------------------
                                                                                              Three Months Ended
                                                                                       --------------------------------
                                                                                       January 26,          January 27,
                                                                                          2003                 2002
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BASIC:

Net loss available for common stockholders                                             $ (575,000)         $(1,890,000)
                                                                                       ==========          ===========
Weighted average number of common shares outstanding                                    5,874,000            5,874,000
                                                                                       ==========          ===========

Basic loss per common share                                                            $    (0.10)        $      (0.32)
                                                                                       ==========          ===========


DILUTED:

Net loss available for common stockholders                                             $ (575,000)        $ (1,890,000)
                                                                                       ==========          ===========

Weighted average number of common shares outstanding                                    5,874,000            5,874,000

Dilutive effect of stock options                                                            -                    -
                                                                                       ----------          -----------

Weighted average number of shares outstanding                                           5,874,000            5,874,000
                                                                                       ==========          ===========

Diluted loss per common share                                                          $    (0.10)        $      (0.32)
                                                                                       ==========          ===========
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